Exhibit 16.1

February 11, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Metromile, Inc.

File No. 001-39484

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Metromile, Inc. dated February 11, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP